Exhibit 99.1

Hilltop Holdings Inc. Q1 2014 Earnings Presentation Investor Presentation | May 6, 2014

Preface 2 200 Crescent Court, Suite 1330 Dallas, TX 75201 Phone: (214) 855-2177 Fax: (817) 887-1687 www.hilltop-holdings.com Anyone desiring additional information may contact: Isabell Novakov Phone: (214) 252-4029 Email: inovakov@plainscapital.com Corporate Headquarters Additional Information FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, the Company does not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements about acquisitions, future financial and operating results, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “probable,” “projects,” “seeks,” “should,” “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) risks related to Hilltop’s pending acquisition of SWS Group, Inc. (ii) risks associated with merger and acquisition integration; (iii) the Company’s ability to estimate loan losses; (iv) changes in the default rate of the Company’s loans; (v) risks associated with concentration in real estate related loans; (vi) the Company’s ability to obtain reimbursements for losses on acquired loans under loss-share agreements with the Federal Deposit Insurance Corporation; (vii) changes in general economic, market and business conditions in areas or markets where the Company competes; (viii) severe catastrophic events in the Company’s geographic area; (ix) changes in the interest rate environment; (x) cost and availability of capital; (xi) changes in state and federal laws, regulations or policies affecting one or more of Hilltop’s business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xii) the Company’s ability to use net operating loss carry forwards to reduce future tax payments; (xiii) approval of new, or changes in, accounting policies and practices; (xiv) changes in key management; (xv) competition in the Company’s banking, mortgage origination, financial advisory and insurance segments from other banks and financial institutions, as well as insurance companies, mortgage bankers, investment banking and financial advisory firms, asset-based non-bank lenders and government agencies; (xvi) failure of the Company’s insurance segment reinsurers to pay obligations under reinsurance contracts; (xvii) the Company’s ability to use excess cash in an effective manner, including the execution of successful acquisitions; and (xviii) the Company’s participation in governmental programs, including the Small Business Lending Fund. For further discussion of such factors, see the risk factors described in the Hilltop Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the three months ended March 31, 2014, and other reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

3 Hilltop Holdings – Q1 2014 Highlights For the first quarter of 2014, GAAP income to common stockholders for Hilltop Holdings (“Hilltop”) was $23.8 million, or $0.26 earnings per diluted share Return on average equity was 7.65% in Q1 2014 and 11.46% in Q1 2013 Return on average assets was 1.14% in Q1 2014 and 1.87% in Q1 2013 PlainsCapital Corp. subsidiaries reported pre-tax income of $28.7 million, while National Lloyds Corporation had pre-tax income of $11.4 million for the quarter Total assets increased to $9.0 billion at March 31, 2014, compared to $8.9 billion at December 31, 2013 Total stockholders’ equity increased by $43.3 million from December 31, 2013 to $1.4 billion at March 31, 2014 Hilltop remains well-capitalized with a 13.12% Tier 1 Leverage Ratio1 and a 19.32% Total Risk Based Capital Ratio Hilltop retains approximately $157 million of freely usable cash, as well as excess capital at our subsidiaries Note: (1) Based on the end of period Tier 1 capital divided by total average assets during the first quarter of 2014 excluding goodwill and intangible assets (1) (2)

4 Hilltop Holdings –Financial Summary Financial Highlights Q1 2013 Q4 2013 Q1 2014 Income to Common ($000) 32,370 29,528 23,760 EPS - Diluted ($) 0.39 0.34 0.26 Book Value Per Share ($) 12.74 13.27 13.76 NIM (taxable equivalent) 4.35% 4.52% 4.62% Assets ($000) 7,216,910 8,904,122 9,033,432 Loans, Gross ($000) 3,248,367 4,521,015 4,559,394 Deposits ($000) 4,758,438 6,722,918 6,663,176 Hilltop Stockholders’ Equity ($000) 1,177,809 1,311,141 1,354,497 NPLs/ Total Loans 1 0.08% 0.51% 0.51% NPAs/Total Assets1 0.16% 0.32% 0.32% Tier 1 Leverage Ratio2 13.39% 12.81% 13.12% Total Risk Based Capital Ratio 18.58% 19.13% 19.32% Note: Certain reclassifications have been made to the prior period financial statements to conform with the current period presentation NPLs, NPAs and Total Loans exclude covered loans and covered REO Based on the end of period Tier 1 capital divided by total average assets during the quarter ended excluding goodwill and intangible assets

Hilltop Holdings – Net Interest Income & Margin

- NIM expanded by 10 bps to 4.62% in Q1 2014 compared to Q4 2013, driven largely by lower rates on notes payable and borrowings
  - Yield on earning assets of 4.90% driven by loan yield of 6.29%
  - Cost of interest bearing deposits decreased slightly to 31 bps relative to Q4 2013
  - Notes payable and borrowings cost of funds and interest expense declined due to full quarter impact of elimination of senior notes and realization of enhanced funding mix post FNB Transaction
- Higher NIM in Q1 2014 relative to Q1 2013 due to improved funding mix and yield on earning assets, driven significantly by FNB Transaction
- For Q1 2014, the tax equivalent NIM for Hilltop was 95 bps greater due to purchase accounting
  - Accretion of discount on loans of $18.0 million
  - Amortization of premium on acquired securities of $1.0 million
  - Amortization of premium on acquired time deposits of $2.5 million

Annual Yields and Rates (%)	Q1 2013	Q4 2013	Q1 2014
Interest Earning Assets			
Loans, Gross	6.17	6.41	6.29
Investment Securities, Taxable	2.64	2.74	2.71
Investment Securities, Non-Taxable	3.71	3.81	4.06
Fed Feds Sold and Securities to Resell	0.84	0.29	0.29
Interest Earning Deposits	0.25	0.26	0.25
Other	5.52	6.71	5.67
Total Interest Earning Assets	**4.84**	**5.05**	**4.90**
Interest Bearing Liabilities			
Interest Bearing Deposits	0.39	0.34	0.31
Notes Payable and Borrowings	1.85	3.73	1.60
Total Interest Bearing Liabilities	**0.67**	**0.70**	**0.46**
Net Interest Spread	**4.17**	**4.35**	**4.44**
Net Interest Margin	**4.35**	**4.52**	**4.62**

Note: Certain reclassifications have been made to the prior period financial statements to conform with the current period presentation

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HILLTOP HOLDINGS

6 Hilltop Holdings – Noninterest Income Noninterest income was $170.1 million in Q1 2014, down 20.2% from Q1 2013 Noninterest income from mortgage operations declined $55.0 million from Q1 2013 to $91.5 million in Q1 2014, representing 54% of total noninterest income Net insurance premiums earned increased $2.8 million from Q1 2013 to $40.3 million in Q1 2014, representing 24% of total noninterest income Financial advisory fees and commissions decreased $674 thousand from Q1 2013 to $21.3 million in Q1 2014, representing 13% of total noninterest income Accretion from FDIC indemnification asset of $1.4 million in Q1 2014 included in other noninterest income Fee Mix 1Q13 Total Noninterest Income: $213.3 million Fee Mix 1Q14 Total Noninterest Income: $170.1 million Note: Certain reclassifications have been made to the prior period financial statements to conform with the current period presentation Gains on Sale And Other Mortgage Income 60% Mortgage Origination Fees 9% Net Insurance Premium Earned 18% Investment Advisory Fees & Commissions 10% Other 3% Gains on Sale And Other Mortgage Income, 47% Mortgage Origination Fees, 7% Net Insurance Premium Earned, 24% Investment Advisory Fees & Commissions, 13% Other, 10%

7 Hilltop Holdings – Noninterest Expense Noninterest expense was $212.6 million in Q1 2014, down 1.1% from Q1 2013 Compensation declined $9.8 million from Q1 2013, or 8.4%, to $106.4 million in Q1 2014 due largely to lower variable compensation in mortgage origination segment, offset by addition of FNB compensation expense Loss and LAE declined to $18.3 million in Q1 2014 from $21.2 million in Q1 2013 Occupancy and equipment increased to $26.3 million in Q1 2014 from $19.4 million in Q1 2013 primarily due to the FNB Transaction Amortization of identifiable intangibles from purchase accounting was $2.5 million in Q1 2014 Total Noninterest Expense: $215.0 million Total Noninterest Expense: $212.6 million Expense Mix 1Q13 Expense Mix 1Q14 Comp. and Benefits, 50% Loss and LAE, 9% Policy Acquisition and Other Underwriting Expense, 5% Occupancy and Equipment, net, 12% Other, 23%

Hilltop Holdings – Balance Sheet

- Stabilization of funding and liquidity along with increase in non-covered loan balance contributed to balance sheet growth from Q4 2013 to Q1 2014
- Cash, fed funds and investment securities increased $239.1 million and short term borrowings grew by $149.3 million in Q1 2014
- Loans Held for Sale declined $201.8 million from Q4 2013 to Q1 2014
- Gross Non-Covered Loans HFI increased 3.8% from Q4 2013
- Continue to work through problem loans and REO from FNB, with covered loans, net of allowance, down $95.5 million since Q4 2013
- Gross loans HFI (covered and non-covered) to deposits ratio increased to 68.4% in Q1 2014 from 67.2% in Q4 2013
- Total deposits declined by $59.7 million since Q4 2013
    - Revision and reclassification in deposits resulted in an increase in noninterest-bearing deposits and a decrease in interest-bearing deposits of $1.3 billion at December 31, 2013
- Common equity increased $43.4 million due to earnings and improvement in AOCI

Note: Certain reclassifications have been made to the prior period financial statements to conform with the current period presentation

($000s)	12/31/2013	3/31/2014
Assets		
Cash & Federal Funds	746,023	917,410
Securities	1,261,989	1,329,690
Loans Held for Sale	1,089,039	887,200
Non-Covered Loans HFI, Gross	3,514,646	3,646,946
Allowance for Non-Covered Loan Losses	(33,241)	(34,645)
Non-Covered Loans HFI, Net	3,481,405	3,612,301
Covered Loans, Net of Allowance	1,005,308	909,783
Covered OREO	142,833	152,310
FDIC Indemnification Asset	188,291	188,736
Goodwill & Other Intangibles	322,729	319,916
Other Assets	666,505	716,086
Total Assets	**8,904,122**	**9,033,432**
Liabilities and Stockholders Equity		
Non-Int. Bearing Deposits	1,773,749	1,748,391
Int. Bearing Deposits	4,949,169	4,914,785
Total Deposits	6,722,918	6,663,176
Short Term Borrowings	342,087	491,406
Notes Payable	56,327	55,465
Junior Subordinated Debentures	67,012	67,012
Other Liabilities	403,856	401,160
Total Liabilities	**7,592,200**	**7,678,219**
SBLF Preferred Stock	114,068	114,068
Common Equity	1,197,073	1,240,429
Total Hilltop Equity	**1,311,141**	**1,354,497**
Minority Interest	781	716
Total Liabilities & Equity	**8,904,122**	**9,033,432**

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HILLTOP HOLDINGS

9 PlainsCapital Corporation – Update FNB Operational Update Former FNB franchise is acclimating well to PlainsCapital Bank products, systems and business practices Costs remain elevated due to integration, as Q1 2014 costs impacted by system conversion, occupancy costs related to surrendered/closed branches and personnel reduction At end of Q1 2014, staff reductions resulted in $802 thousand in severance and is estimated to save $2.7 million annually in compensation expense Surrendered 6 former FNB branches to FDIC and closed 1 additional branch; branch reduction estimated to save $1.4 million annually in occupancy and other noninterest expense One time system conversion charge of $1.5 million Will continue to manage costs and find synergies as we improve operations PlainsCapital Operational Update Opened 2 new PCB full service branches (previously LPOs) and closed 1 legacy branch; currently 78 total branches (including former FNB) across all major Texas markets 11.0% annualized growth in legacy PlainsCapital loan portfolio with $1.2 billion in unfunded commitments and solid pipeline Will continue to focus on growing our community banking model organically with seasoned bankers in desirable markets Mortgage segment continues to increase market share in a down environment U.S. mortgage volume projected to decline 57% in Q1 2014 from Q1 2013; PrimeLending Q1 2014 volume down 39% relative to Q1 2013 Momentum in volume at end of first quarter – strong April trends coming off a strong March month Positioned well given continued platform rationalization – loan officer headcount is up while non-production staff has declined Note: Loan growth based on legacy PCB before purchase accounting and not including warehouse line to PrimeLending. Total mortgage volume estimates based on Mortgage Bankers Association Mortgage Finance Forecast as of April 8, 2014

PlainsCapital Corporation – Q1 2014 Highlights

- Pre-tax income of the banking segment of $31.9 million in Q1 2014
- Net interest income grew 17.7% from Q1 2013 to Q1 2014
- Credit quality remains strong, with non-covered NPAs to total consolidated assets remaining flat at 0.32% in Q1 2014

PlainsCapital Bank

Banking Highlights ($000)	Q1 2013	Q1 2014
Pre-Tax Income	36,232	31,895
Net Interest Income	67,624	79,572
NIM (%)	5.30	4.80
Assets	6,105,448	8,018,568
Tier 1 Leverage Ratio (%)	9.22	9.53

- Q1 is consistently a seasonally lower volume period for the mortgage business, however PrimeLending was able to increase market share to 0.84% in Q1 2014 from 0.58% in Q1 2013
- Home purchases volume represented 79% and 53% of originations in Q1 2014 and Q1 2013, respectively
- Texas and California represented 39% of Q1 2014 origination volume, versus 40% in Q1 2013

PrimeLending
A PlainsCapital Company.

Mortgage Origination Highlights ($000)	Q1 2013	Q1 2014
Pre-Tax Income (Loss)	12,254	(3,008)
Gain on Sale & Origination Fee Income	146,489	91,455
Origination Volume	3,046,263	1,866,153
Origination Volume - % Purchase	52.8	78.7

- Results remain pressured from depressed municipal bond volume and prolonged low short term interest rates, however revenue is up 5% versus Q1 2013

FirstSouthwest
A PlainsCapital Company.

Financial Advisory Highlights ($000)	Q1 2013	Q1 2014
Pre-Tax Income (Loss)	256	(153)
Noninterest Income	22,778	24,597

Note: Segment financials based on updated segment reporting breakdown change that occurred in Q4 2013. Certain reclassifications have been made to the prior period financial statements to conform with the current period presentation

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HILLTOP HOLDINGS

PlainsCapital Bank – Q1 2014 Highlights

- Bank's income before taxes of $31.9 million in Q1 2014
- Total gross loans HFI increased $38.4 million from Q4 2013
  - Gross non-covered loans HFI up $132.3 million
- Over 80% of noninterest expense increase from Q1 2013 to Q1 2014 related to integration and operations of FNB
- PrimeLending funds originations through a $1.3 billion warehouse from the bank; $0.8 billion was drawn at March 31, 2014
- Tier 1 Leverage Ratio of 9.53% and Total Risk Based Capital Ratio of 14.14%

Summary Results ($000)	Q1 2013	Q1 2014
Net Interest Income	67,624	79,752
Provision for Loan Losses	12,966	3,228
Noninterest Income	12,253	16,228
Noninterest Expense	30,679	60,677
Income Before Taxes	**36,232**	**31,895**
ROAA (%)	**1.60**	**1.04**

Loans HFI Mix 1Q14


Consumer, 1%
C&D, 11%
C&I, 38%
Real Estate, 50%

Total Loans[1]: $4.6 billion

Deposit Mix 1Q14


Non Int. Bearing Demand, 26%
Time, 32%
Savings, 4%
Demand, 1%
NOW, 18%
Money Market, 18%

Total Deposits[1]: $6.7 billion

Note: (1) Loans HFI and deposit mix represent consolidated balances at Hilltop and, therefore, eliminate intercompany loans and deposits
Segment financials based on updated segment reporting breakdown change that occurred in Q4 2013. Certain reclassifications have been made to the prior period financial statements to conform with the current period presentation

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HILLTOP HOLDINGS

PlainsCapital Bank – Loan Portfolio by Classification 12 Covered PCI Loans Q1 2014 Total: $651.9 million Covered Non-PCI Loans Q1 2014 Total: $260.5 million Non-Covered PCI Loans Q1 2014 Total: $85.4 million Non-Covered Non-PCI Loans Q1 2014 Total: $3,561.6 million Note: PCI stands for Purchased Credit Impaired loans. Loan classification mix represents consolidated balances at Hilltop and, therefore, eliminate intercompany loans. Amounts above equal carrying value, after deductions for discount. C&I, 5% Real Estate, 81% C&D, 14% C&I, 40% Real Estate, 38% C&D, 18% Consumer, 4% C&I, 8% Real Estate, 84% C&D, 8%

PCI Loans at March 31, 2014

- Purchased Credit Impaired ("PCI") loans are loans with evidence of credit quality deterioration, for which it is probable that not all contractually required payments will be collected
- PCI loans include:
  - Covered loans – Loans that are subject to the loss share agreements entered into by the Bank and the FDIC in connection with the FNB Transaction. Only loans acquired in the FNB Transaction are considered covered
  - Non-covered loans – Loans that are not subject to the FDIC loss share agreements. Substantially all of the PCI non-covered loans were acquired as part of the PlainsCapital Merger
- PCI loans had a total discount of $326.5 million
  - $289.0 million of the discount was related to covered loans
- Increase in expected cash flows in Q1 2014 of $30.7 million for covered PCI loans and $3.5 million for non-covered PCI loans

($000)	Covered PCI	Non-Covered PCI	Total PCI
Outstanding Balance	940,972	122,881	1,063,853
(Discount) / Premium	(289,045)	(37,485)	(326,530)
Carrying Amount	651,927	85,396	737,323
Allowance for Loan Loss	(2,573)	(3,352)	(5,925)
Total PCI Loans, Net of Allowance	**649,354**	**82,044**	**731,398**
Carrying Amount (Net of Allowance) / Outstanding Balance	**69.0%**	**66.8%**	**68.7%**

Note: Outstanding balance represents unpaid principal balance net of charge-offs and interest applied to principal

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Hilltop Holdings

Non-PCI Loans at March 31, 2014 14 ($000) Covered Non-PCI Non-Covered Non-PCI Total Non-PCI Outstanding Balance 279,119 3,596,006 3,875,125 (Discount) / Premium (18,598) (34,456) (53,054) Carrying Amount 260,521 3,561,550 3,822,071 Allowance for Loan Loss (92) (31,293) (31,385) Total Non-PCI Loans, Net of Allowance 260,429 3,530,257 3,790,686 Carrying Amount (Net of Allowance) / Outstanding Balance 93.3% 98.2% 97.8% Non-PCI loans include newly originated loans, acquired loans without credit impairment at acquisition, and acquired non-PCI loans that have renewed Non-PCI loans include: Covered loans – Loans that are subject to the loss share agreements entered into by the Bank and the FDIC in connection with the FNB Transaction. Only loans acquired in the FNB Transaction are considered covered Non-covered loans – Loans that are not subject to the FDIC loss share agreements. Substantially all of the non-covered loans were acquired as part of the PlainsCapital Merger or are newly originated Portfolio on balance sheet at 97.8% unpaid principal balance with a total discount of $53.1 million $34.5 million discount was related to non-covered loans, while covered loans had a $18.6 million discount Note: Outstanding balance represents unpaid principal balance net of charge-offs and interest applied to principal

15 PrimeLending – Q1 2014 Highlights Loss before taxes driven by lower origination volume in Q1 2014, as seasonally lower volume and market forces continue to pressure the mortgage origination business Origination volume of $1.9 billion in Q1 2014 Purchase volume down 8.8% against Q1 2013 Refinance volume declined from 47% of total volume to 21% of total volume between the same periods Anticipate decrease in refinancing volume will continue throughout 2014 and therefore anticipate volumes in 2014 will more closely follow historical seasonal trends Employee reductions in 2nd half of 2013 and other cost savings initiatives resulted in a decrease in recurring quarterly operating costs of ~$8 million since Q3 2013 The MSR was valued at $29.9 million on $2.7 billion of serviced loan volume at March 31, 2014, compared to a value of $20.1 million on $2.0 billion of serviced loan volume at December 31, 2013 Mortgage Origination Trends Summary Results ($000) Q1 2013 Q1 2014 Net Interest Expense (12,003) (4,139) Provision for Loan Losses - - Noninterest Income 146,529 91,763 Noninterest Expense 122,272 90,632 Income (Loss) Before Taxes 12,254 (3,008) 1,866 3,046 Note: Segment financials based on updated segment reporting breakdown change that occurred in Q4 2013 1,610 1,469 1,436 397 - 400 800 1,200 1,600 2,000 2,400 2,800 3,200 Q1 2013 Q1 2014 Originations ($ million) Home purchases Refinancings

16 First Southwest – Q1 2014 Highlights Business pressures continue to challenge First Southwest, with pre-tax loss of $153 thousand in Q1 2014 versus $256 thousand pre-tax income in Q1 2013 Substantial amount of noninterest income continues to be driven by TBA business, which provides interest rate protection for housing authorities Fair value changes on derivatives and the trading portfolio produced net gains of $2.8 million and $0.4 million during the quarter, respectively Summary Results ($000) Q1 2013 Q1 2014 Net Interest Income 3,244 2,629 Provision for Loan Losses 39 14 Noninterest Income 22,778 24,597 Noninterest Expense 25,727 27,365 Income (Loss) Before Taxes 256 (153) Note: Segment financials based on updated segment reporting breakdown change that occurred in Q4 2013. Certain reclassifications have been made to the prior period financial statements to conform with the current period presentation

17 National Lloyds Corporation – Q1 2014 Highlights Increase in earned premiums, particularly growth in core products, and improvement in claims loss experience drove Q1 2014 pre-tax income of $11.4 million, versus $6.2 million in Q1 2013 Combined ratio declined to 77.5% in Q1 2014 from 88.7% in Q1 2013 Rate filings have been made for certain products in several states for increases effective in 2014 Exposure management initiatives are expected to reduce the rate of premium growth in 2014 compared to prior years, but also reduce exposure to volatile weather to improve our loss experience Bob Otis hired in April 2014 as CEO; brings over 25 years of experience with large carriers Q1 2014 Direct Premiums Written Combined Ratio Improvement Total: $43.8 million Summary Results ($000) Q1 2013 Q1 2014 Net Interest Income 1,059 980 Provision for Loan Losses - - Noninterest Income 39,376 42,773 Noninterest Expense 34,267 32,341 Income (Loss) Before Taxes 6,168 11,412 88.7% 77.5% Note: Segment financials based on updated segment reporting breakdown change that occurred in Q4 2013. Certain reclassifications have been made to the prior period financial statements to conform with the current period presentation 56.5% 45.5% 32.2% 32.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% Q1 2013 Q1 2014 Loss & LAE Ratio Underwriting Expense Ratio Homeowners, 42% Fire, 32% Mobile Home, 23% Commercial, 2% Other, 0%

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